                                              Registration No. 333-_____________

     As filed with the Securities and Exchange Commission on July 18, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                  38-3306717
 (State or other Jurisdiction                      (I.R.S. Employer
 of incorporation or organization)               Identification Number)

 4000 TOWN CENTER, SUITE 1100                         (810) 386-8300
 SOUTHFIELD, MICHIGAN 48075                       (Telephone number, including
 (Address, including Zip Code, of                  area code, of registrant's
 registrant's principal executive offices)         principal executive offices)



       SUPERIOR CONSULTANT HOLDINGS CORPORATION LONG-TERM INCENTIVE PLAN

                       Richard P. Saslow, Esq.
                       Vice President, General Counsel
                       Superior Consultant Holdings Corporation
                       4000 Town Center, Suite 1100
                       Southfield, Michigan 48075
                       (810) 386-8300

(Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE   AMOUNT TO BE          OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF
REGISTERED            REGISTERED*           SHARE**               PRICE**               REGISTRATION FEE**
--------------------  ------------          --------------------  --------------------  -------------------
Common Stock, par
value $.01 per
share                  900,000              $29.3750              $26,937,800            8,012

===============================================================================

* This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

** Pursuant to Rule 457(h), the registration fee was computed on the basis of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on July 15, 1997.
===============================================================================

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                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have heretofore been filed by Superior Consultant Holdings Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

      (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997;

      (c) the Company's Current Reports contained on Form 8-K dated March 26, 1997 and Form 8-KA dated May 27, 1997; and

      (d) the description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A dated October 4, 1996, which incorporates such description by reference to the Company's Registration Statement on Form S-1 dated August 15, 1996 (No. 333-10213) (as amended September 20, 1996, October 4, 1996, October 7, 1996, and October 8, 1996).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby will be passed upon by Richard P. Saslow. Mr. Saslow holds options to purchase 6,000 shares of Common Stock, 50% of which are currently exercisable.


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


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision. Directors will, however, not be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

     The Certificate of Incorporation provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Certificate of Incorporation also authorizes the Company to enter into one or more agreements with any person which provide for indemnification greater or different from that provided in the Certificate of Incorporation. The Company has entered into indemnification agreements with all current members of the Board of Directors and executive officers.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.

     ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment

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

                  thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 17th day of July, 1997.

                                  Superior Consultant Holdings Corporation


                                  By:/s/ Richard D. Helppie, Jr.
                                     ---------------------------
                                     Richard D. Helppie, Jr.
                                     Chairman of the Board,
                                     President and Chief Executive Officer


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


                               POWER OF ATTORNEY


     The undersigned hereby appoint James T. House and Richard P. Saslow, either of them, as my attorneys-in-fact to execute and file in my name and in my behalf, in all capacities as an officer or director of Superior Consultant Holdings Corporation, Registration Statements on Form S-8 and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission, relating to the issuance, through the Long-Term Incentive Plan of common stock of Superior Consultant Holdings Corporation, par value $0.01 per share.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 17th day of July, 1997.


/s/ Richard D. Helppie, Jr.             /s/ Donald W. Simborg
---------------------------             ----------------------------
Richard D. Helppie, Jr.                 Donald W. Simborg

/s/ Douglas S. Peters                   /s/ Ronald M. Ballantyne III
---------------------------             ----------------------------
Douglas S. Peters                       Ronald M. Ballantyne III

/s/ Bernard S. Lachner                  /s/ James T. House
---------------------------             ----------------------------
Bernard S. Lachner                      James T. House


                             /s/ Richard P. Saslow
                             -----------------------
                                   Richard P. Saslow

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 17th day of July, 1997.


         Signature                                         Title
         ---------                                         -----
/s/ Richard D. Helppie, Jr.                          Chairman of the Board,
------------------------------                       President, Chief Executive
      Richard D. Helppie, Jr.                        Officer and Director
                                                     (Principal Executive
                                                     Officer)

/s/ James T. House                                   Vice President, Chief
------------------------------                       Financial Officer,
      James T. House                                 Treasurer (Principal
                                                     Financial Officer and
                                                     Principal Accounting
                                                     Officer)

/s/ Douglas S. Peters
------------------------------                       Director
      Douglas S. Peters


/s/ Bernard S. Lachner
------------------------------                       Director
      Bernard S. Lachner

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

/s/ Donald W. Simborg
-------------------------------                      Director
      Donald W. Simborg

/s/ Ronald M. Ballantyne III
-------------------------------                      Director
      Ronald M. Ballantyne III

/s/ Richard P. Saslow
-------------------------------                      Director
      Richard P. Saslow



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



                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibit
-------                        --------------------------

  4.1    Certificate of Incorporation of Superior Consultant Holdings
         Corporation*
  4.2    By-Laws of Superior Consultant Holdings Corporation*
  4.3    Superior Consultant Holdings Corporation Long-Term Incentive Plan
  5      Opinion of Richard P. Saslow, Esq.
 23      Consent of Grant Thornton LLP
 24      Powers of Attorney (contained on the signature page hereto)


----------------
* Filed as an exhibit to Registration Statement No. S-1 as filed with the Securities and Exchange Commission on August 15, 1996, and incorporated herein by reference.




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